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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2011

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Appointment of Certain Officers, Election of Directors

        On March 24, 2011, we appointed G. Kenneth Warren, Jr., age 52, as our Vice President, Controller (principal accounting officer). Mr. Warren will begin serving in that capacity in May 2011, upon the retirement of Brian Prevost, our current Vice President, Controller, who will remain in his position through the filing of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2011. Mr. Warren has been an employee of ours for more than ten years, most recently as Accounting Manager. His responsibilities as Accounting Manager included the general ledger and internal financial report generation, as well as assistance with both our internal controls and compliance with the Sarbanes-Oxley Act of 2002 and our financial reporting and disclosure required by and filed with the Securities and Exchange Commission.

        At our annual meeting on March 28, 2011, our members, as set forth in our bylaws, nominated and elected by acclamation the following persons to our board of directors: Larry N. Chadwick, Member Group Director (Group 1); M. Anthony Ham, Member Group Director (Group 3); Danny L. Nichols, Member Group Director (Group 2); G. Randall Pugh, Member Group Director (Group 5); and Bobby C. Smith, At-Large Director. Each of these director elections was uncontested. The directors were elected to terms that expire in March 2014. One outside director position remains vacant and there are no current plans to fill this position.

        For additional information regarding our board of directors and election procedures, see "DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE" in our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed March 18, 2011.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Not applicable.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: March 28, 2011	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 5.02 Appointment of Certain Officers, Election of Directors
  Item 9.01 Financial Statements and Exhibits
SIGNATURE